Exhibit 2(iii)

                                                              899060078
FILED
                                                              Mar 1 1989
                                                              Secretary of State

                              CERTIFICATE OF MEGER

                                       OF

            MARCI INTERNATIONAL IMPORTS, INC., A DELAWARE CORPORATION

                                      INTO

            MARCI INTERNATIONAL IMPORTS, INC., A GEORGIA CORPORATION

         The undersigned corporation does hereby certify that:

     FIRST: That the names and states of incorporation of each of the constituent corporation of the merger is as follows: MARCI INTERNATIONAL IMPORTS, INC., A Georgia corporation, and MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation.

     SECOND: That a Plan of Merger and Reincorporation between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of the State of Delaware.

     THIRD: The name of the surviving corporation of the merger is MARCI INTERNATIONAL IMPORTS, INC., A Georgia Corporation.

     FOURTH: The Certificate of Incorporation of MARCI INTERNATIONAL IMPORTS, INC., A Georgia corporation, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Plan is on file at the principal place of business of the surviving corporation. The address of the principal place of business is One Marci Drive, Social Circle, Georgia 30279.

     SIXTH: A copy of the Plan will be furnished on request and without cost to any shareholder of any constituent corporation.

     SEVENTH: That MARCI INTERNATIONAL IMPORTS, INC., a Georgia corporation, survives the merger and may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent Delaware corporation as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit to enforce the right of any stockholder as determined in the appraisal proceedings pursuant to the provisions of section 262 of Title 8 of the Delaware General Corporations Law, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any suits or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is One Marci Drive, Social Circle, Georgia 30279 until the surviving corporation shall have hereafter designated in writing to the Secretary of State a different address for such purpose.

        EIGHT:   This Certificate of Merger shall be effective on March 1, 1989.

        Dated: February 24, 1989


                                        MARCI INTERNATIONAL IMPORTS, INC.
                                        A GEORGIA CORPORATION


                                        By: ___________________________________
                                            Stanley Atkins, President


Attest:

-----------------------------
                       Assistant Secretary

       [CORPORATE SEAL]

     Certificate  of  Merger  of  the  MARCI  INTERNATIONAL   IMPORTS,   INC.  a
corporation organized and existing under the laws of the State of Delaware merging with and into the MARCI INTERNATIONAL IMPORTS, INC. a corporation organized and existing under the Laws of the State of Georgia under the name of MARCI INTERNATIONAL IMPORTS, INC. as received and filed in this office the first day of March A.D. 1989, at 10 o'clock A.M.

         And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Georgia.